Exhibit 99.1

NEI Announces Revised Estimates for Fiscal 2008 Fourth Quarter

CANTON, Mass.--(BUSINESS WIRE)--NEI, Inc. (NASDAQ: NENG), today announced revised estimated financial results for its fiscal 2008 fourth quarter ending September 30, 2008.

Based on preliminary financial data, NEI expects fiscal fourth quarter 2008 net revenues to be approximately $39 million to $41 million, which is below the Company’s previously provided guidance of $44 million to $48 million. Gross profit margin for the fourth quarter is expected to be in the range of 13.5% to 14.5%, compared with the previously expected range of 14.5% to 15.5%. Operating expenses for the fourth quarter are expected to be approximately $7.0 million to $7.2 million, which is within the previously guided range of $7.0 million and $7.5 million. Net loss on a GAAP basis is expected to be approximately $(1.3) million to $(1.7) million for the fourth quarter, compared with previous guidance of a net loss between $(600,000) and breakeven. These revised estimates include approximately $450,000 of stock-based compensation expense, $485,000 of amortization of intangible assets related to the acquisition of Alliance Systems and $450,000 of restructuring charges. These estimates exclude any charges that may result from the Company’s annual impairment review of goodwill and the potential assessment for impairment of intangible long-lived assets.

The revised estimates for the fourth quarter primarily reflect the effects of the difficult economic environment on IT spending decisions resulting in lower revenues than were forecasted by NEI’s customers.

“Orders from our customers during the fourth quarter were below forecasted levels, which we believe is tied to the macroeconomic environment,” said Greg Shortell, President and Chief Executive Officer of NEI. ”Although we are not pleased with our financial results this quarter, we remain confident in our value proposition and the long-term strength of our business. Our customer relationships are strong, and we continue to add new customers that position our business for better performance as the economic environment improves. As we move forward, we remain focused on expanding our customer base with an emphasis on larger engagements with run-rate business. Additionally, we continue to carefully manage expenses during this period of economic uncertainty.”

The Company plans to release its final results for the fourth quarter and conduct its regular investor conference call on Thursday, November 6, 2008.

About NEI

NEI, the partner of choice for software developers, OEMs and service providers worldwide, is a leading developer of comprehensive platforms, appliances and support services deployed to reduce time to market, development time and total lifecycle costs. Founded in 1997, NEI is headquartered in Canton, Massachusetts and trades on the NASDAQ exchange under the symbol NENG. For more information about NEI’s products and services, visit www.nei.com.

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding the Company's future financial performance, including statements regarding future net revenues, gross profits, operating expenses including stock-based compensation expenses, amortization of intangible assets, restructuring charges, net loss, and any other statements about Network Engines' management's future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including those factors contained in the Company's most recent Annual Report on Form 10-K for the year ended September 30, 2007 and the most recent Form 10-Q for the quarter ended June 30, 2008 under the section "Risk Factors" as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Forward-looking statements include statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. The Company assumes no obligations to update the information included in this press release.

CONTACT:
FD Ashton Partners
Michael Cummings, 781-332-1980
or
Geoff Grande, 781-332-1980